Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
CEVA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0556376
(State or Other Jurisdiction	(I.R.S. Employer Identification No.)
of Incorporation or Organization)

1943 Landings Drive, Mountain View, California	94043
(Address of Principal Executive Offices)	(Zip Code)
CEVA, INC.
Amended and Restated 2003 Director Stock Option Plan
2011 Stock Incentive Plan
(Full Title of the Plan)
Gideon Wertheizer
Chief Executive Officer
CEVA, Inc.
1943 Landings Drive,
Mountain View, California, 94043
(Name and Address of Agent for Service)
(650) 417-7900
(Telephone Number, Including Area Code,
of Agent for Service)
With a copy to:
Jaclyn Liu, Esq.
Morrison & Foerster llp
425 Market Street
San Francisco, CA 94105
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐

Calculation of Registration Fee

Title of Securities to	Number of Shares to be	Proposed Maximum	Proposed Maximum	Amount of Registration
be Registered	Registered	Offering Price per Share	Aggregate Offering Price	Fee
Common Stock	2,786,601 (1)	$26.78 (2)	$74,625,174 (2)	$7,576.73 (3)

(1)	This Registration Statement on Form S-8 registers (i) 400,000 shares of the Registrant’s Common Stock (the “Common Stock”) issuable under the Amended and Restated 2003 Director Stock Option Plan (the “Director Plan”), (ii) 1,100,000 shares of Common Stock issuable under the 2011 Stock Incentive Plan (the “2011 Plan”), (iii) 349,694 shares of Common stock authorized but not yet issued under the CEVA, Inc. 2002 Stock Incentive Plan (the “2002 Plan”), and (iv) up to 936,907 shares of Common Stock issuable upon exercise of options returned to the pool of shares of Common Stock available for grant and issuance under the 2011 Plan pursuant to options issued under the 2002 Plan that were outstanding on May 17, 2011, the effective date of the 2011 Plan, and that are later cancelled, forfeited or that expire by their terms. In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933 on the basis of the average of the high and low price per share of the Common Stock on the Nasdaq Global Market on August 4, 2011.

(3)	The registration fee relates only to (A) the additional 400,000 shares of Common Stock issuable under the Director Plan, (B) 1,100,000 shares of Common Stock issuable under the 2011 Plan, and (c) up to 936,907 shares of Common Stock issuable upon exercise of options returned to the pool of shares of Common Stock available for grant and issuance under the 2011 Plan pursuant to options issued under the 2002 Plan that were outstanding on May 17, 2011, the effective date of the 2011 Plan, and that are later cancelled, forfeited or that expire by their terms. The registration fees with respect to the remainder of the 349,694 shares of Common Stock to be registered hereunder have been previously paid in connection with the filing of the Registration Statement on Form S-8 (File No. 333-101553) (the “Prior Registration Statement”) registering 1,800,000 shares of Common Stock issuable under the 2002 Plan.

Part I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement is filed for the purpose of registering (i) 400,000 shares of the Common Stock (the “Common Stock”) of CEVA, Inc. (the “Company”) issuable under the Company’s Amended and Restated 2003 Director Stock Option Plan and (ii) 1,100,000 shares of the Common Stock issuable under the Company’s 2011 Stock Incentive Plan, as well as such additional number of shares of Common Stock that remain available for grant under the CEVA, Inc. 2002 Stock Incentive Plan (the “2002 Plan”), including shares of Common Stock that are subsequently returned to the 2002 Plan. The Common Stock registered hereunder are the same class as those previously registered on Form S-8 on November 27, 2002 (File No. 333-101553), July 29, 2003 (File No. 333-107443 ) and May 14, 2004 (File No. 333-115506). The contents of the aforementioned Registration Statements, including any amendments thereto or filings incorporated therein, are incorporated herein by reference.
Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Certain Documents by Reference
The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”):
(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 15, 2011.

(b)	All other reports filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K described in (a) above.

(c)	The Registrant’s Registration Statement on Form 8-A (File No. 000-49842) filed with the SEC on October 18, 2002, in which there is described the terms, rights and provisions applicable to the Registrant’s Common Stock, 0.001 par value (the “Common Stock”).
All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8. Exhibits

Exhibit No.	Description

5.1	Opinion of Morrison & Foerster llp as to the legality of the securities being registered.

23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, independent registered public accounting firm.

23.2	Consent of Morrison & Foerster llp (contained in the opinion of counsel filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (set forth on the signature page of this Registration Statement).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on August 10, 2011.

CEVA, INC.
By:	/s/ Yaniv Arieli
Yaniv Arieli
Chief Financial Officer

POWER OF ATTORNEY AND ADDITIONAL SIGNATURES
Each person whose signature appears below constitutes and appoints Gideon Wertheizer and Yaniv Arieli, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes, may lawfully do or cause to be done by virtue thereof.
Further, pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Gideon Wertheizer Gideon Wertheizer	Chief Executive Officer (Principal Executive Officer) and Director	August 10, 2011

/s/ Yaniv Arieli Yaniv Arieli	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 10, 2011

/s/ Peter McManamon	Chairman of the Board of Directors	August _____, 2011

Signature	Title	Date

/s/ Eliyahu Ayalon Eliyahu Ayalon	Director	August 10, 2011

/s/ Zvi Limon Zvi Limon	Director	August 10, 2011

/s/ Bruce Mann	Director	August _____, 2011

/s/ Sven-Christer Nilsson	Director	August _____, 2011

/s/ Louis Silver Louis Silver	Director	August 10, 2011

/s/ Dan Tocatly Dan Tocatly	Director	August 10, 2011

Exhibit Index

Exhibit No.	Description

5.1	Opinion of Morrison & Foerster llp as to the legality of the securities being registered.

23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, independent registered public accounting firm.

23.2	Consent of Morrison & Foerster llp (contained in the opinion of counsel filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (set forth on the signature page of this Registration Statement).

5